SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL CHEMICAL GRP

                    GAMCO INVESTORS, INC.
                                10/15/01            1,000-            2.8000
                                10/15/01              500             2.8000
                                10/04/01            3,370-            2.4500
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                10/11/01            6,000             2.9400
                                 9/25/01           33,020             2.7000
                         GABELLI EQUITY TRUST
                                 9/25/01           33,020-            2.7000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.